EXECUTION COPY

INVESTOR RIGHTS AGREEMENT

Dated as of April 27, 2011
AMONG
K12 INC.
AND
THE INVESTORS NAMED HEREIN

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of April 27, 2011, by and among K12 Inc., a Delaware corporation (including its successors and permitted assigns, the “Company”), and the entities listed as “Investors” on the signature pages hereto (each, an “Investor” and, collectively, the “Investors”).

RECITALS

A. The Company has entered into a Securities Purchase Agreement, dated as of April 13, 2011 (as amended from time to time, the “Purchase Agreement”), with each of the Investors pursuant to which the Company has sold to the Investors, and the Investors have purchased from the Company, an aggregate of 4,000,000 shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”).

B. As a condition to each of the Investors’ obligations under the Purchase Agreement, the Company and the Investors will enter into this Agreement for the purpose of granting certain registration and other rights to the Investors.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

Section 1 Certain Definitions. As used in this Agreement, the capitalized terms identified in the Preamble and the Recitals shall have the meanings identified therein and the following terms shall have the following respective meanings:

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Agreement” shall have the meaning set forth in the Preamble hereof.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Common Stock” shall have the meaning set forth in the Recitals hereof.

“Company” shall have the meaning set forth in the Preamble hereof.

“Company Indemnified Parties” shall have the meaning set forth in Section 8(a) hereof.

“Effectiveness Period” shall have the meaning set forth in Section 3(b) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Holder” shall mean (i) any Investor holding Registrable Securities and (ii) any member or general or limited partner of an Investor or other Person to whom the rights under this Agreement have been transferred in accordance with Section 11 hereof.

“Holder Indemnified Parties” shall have the meaning set forth in Section 8(b) hereof.

“Indemnified Party” shall have the meaning set forth in Section 8(c) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 8(c) hereof.

“Investor Shares” shall mean the shares of Common Stock purchased by the Investors pursuant to the Purchase Agreement.

“Investors” shall have the meaning set forth in the Preamble hereof.

“Long-Form Registration Statement” shall have the meaning set forth in Section 3(a).

“Majority Holders” shall mean the holders of a majority of the Registrable Securities at any time of determination.

“New Securities” shall have the meaning set forth in Section 2(a) hereof.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.

“Purchase Agreement” shall have the meaning set forth in the Recitals hereof.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean the Investor Shares or other securities issued or issuable in respect of the Investor Shares upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that such securities shall only be treated as Registrable Securities until the earliest of: (w) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective registration statement relating thereto; (x) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; (y) the date on which all Registrable Securities owned by the Holder thereof may be resold without volume restrictions during any and all three-month periods pursuant to Rule 144; or (z) the date on which such security is transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 11 hereof.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 3 and Section 4 hereof, including all registration, qualification, listing and filing fees (including fees for filings to be made with and charged by the Financial Industry Regulatory Authority, Inc. in connection with an Underwritten Take-Down), printing expenses, escrow fees related to escrow funds established for the Company’s benefit, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees and expenses charged by the Company’s independent public accountants, fees and expenses of the Company in connection with any “road show,” the expense of any special audits required by any such registration; provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

“Resale Shelf Registration” shall have the meaning set forth in Section 3(a) hereof.

“Restricted Securities” shall mean the Investor Shares required to bear the legend set forth in Section 13 hereof.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act and any successor provision.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

“Shelf Registration” shall mean the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.

“Short-Form Registration Statement” shall have the meaning set forth in Section 3(a).

“Subsequent Holder Notice” shall have the meaning set forth in Section 3(e) hereof.

“Subsequent Shelf Registration” shall have the meaning set forth in Section 3(c) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which (i) if a corporation, more than 50% of the total voting power of shares of stock is at the time of determination entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association, joint venture or other business entity, more than 50% of the partnership, joint venture or other similar ownership interest thereof is at the time of determination owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“TCV Holder” shall mean any of TCV VII, TCV VII (A), TCV Member Fund or any of their respective Affiliates who at any time hold capital stock of the Company.

“TCV VII” shall mean TCV VII, L.P., a Cayman Islands exempted limited partnership.

“TCV VII (A)” shall mean TCV VII (A), L.P., a Cayman Islands exempted limited partnership.

“TCV Member Fund” shall mean TCV Member Fund, L.P., a Cayman Islands exempted limited partnership.

“Transfer” shall mean any pledge, sale, contract to sell, assignment, transfer or other disposition.

“Underwritten Take-Down” shall have the meaning set forth in Section 3(f) hereof.

“Underwritten Take-Down Notice” shall have the meaning set forth in Section 3(f) hereof.

Section 2 Participation Rights.

(a) If the Company proposes to issue or sell any shares of Common Stock or any securities (including debt securities exchangeable for or convertible into shares of Common Stock) containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding shares of Common Stock) or any securities exchangeable for or convertible into Common Stock (collectively, the “New Securities”), other than in an Exempt Issuance, at least twenty (20) days prior to such issuance or sale, the Company shall first offer to sell to each TCV Holder a portion of such New Securities equal to the quotient determined by dividing (x) the number of shares of Common Stock held by such TCV Holder (assuming conversion of all convertible, exchangeable or exercisable capital stock, securities, warrants and options) by (y) the total number of shares of Common Stock then outstanding (assuming conversion of all convertible, exchangeable or exercisable capital stock, securities, warrants and options, other than unvested employee stock options and unvested restricted shares). Each TCV Holder shall be entitled to purchase all or any portion of its allotment of such New Securities at the most favorable price and on the most favorable terms as such New Securities are to be offered to any other parties. For purposes of this Agreement, “Exempt Issuance” means any issuance of New Securities (i) as consideration in connection with the acquisition of another company or business, (ii) pursuant to an underwritten public offering of debt or equity securities of the Company, (iii) to employees or consultants or directors of the Company or any of its Subsidiaries pursuant to arrangements approved by the Company’s board of directors, (iv) upon conversion or exercise of, or in exchange for, any securities of the Company or any options or other rights to acquire securities of the Company outstanding on the date hereof or issued hereafter in compliance with the terms of this Section 2, or (v) pursuant to any stock split, stock dividend, stock combination, recapitalization or similar transaction that affects all stockholders or holders of any class of securities (as the case may be) proportionately.

(b) In order to exercise its purchase rights hereunder, a TCV Holder must, within fifteen (15) days after receipt of written notice from the Company describing in reasonable detail the New Securities being offered, the purchase price thereof, the payment terms and such TCV Holder’s percentage allotment, deliver a written notice to the Company notifying the Company of its intent to exercise its purchase rights pursuant to this Section 2 and as to the amount of New Securities such TCV Holder desires to purchase, up to the maximum amount calculated pursuant to Section 2(a). Such notice shall constitute a binding agreement of a TCV Holder to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of a TCV Holder to respond within such fifteen (15) day period shall be deemed to be a waiver of such TCV Holder’s rights under this Section 2 only with respect to the offering described in the applicable notice.

(c) Upon the expiration of the ten (10) day exercise period described above, the Company shall be entitled to sell such New Securities which the TCV Holders have not elected to purchase during the one hundred and twenty (120) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the TCV Holders. Any New Securities offered or sold by the Company after such one hundred and twenty (120) day period must be reoffered to the TCV Holders pursuant to the terms of this Section 2.

(d) If a TCV Holder exercises its purchase rights pursuant to this Section 2, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within thirty (30) days after the giving of notice of such exercise; provided that if such issuance is subject to regulatory approval, such thirty (30) day period shall be extended until the expiration of fifteen (15) days after all such approvals have been received, but in no event later than one hundred and twenty (120) days from the date of the Company’s initial notice pursuant to this Section 2. At any such closing of the purchase of New Securities, the Company will deliver the New Securities being acquired by each TCV Holder in the form of one or more certificates or instruments, as applicable, issued in such TCV Holder’s name upon receipt by the Company of payment of the full purchase price therefor by or on behalf of such Purchaser.

(e) Notwithstanding anything to the contrary herein, for purposes of applying this Section 2, a TCV Holder may assign its purchase rights pursuant to this Section 2 to an investment fund affiliated with such TCV Holder; provided, however, that any such assignee shall assume all of such TCV Holder’s rights, obligations and agreements under this Agreement, the Purchase Agreement and the Related Agreements (as defined in the Purchase Agreement) in connection with such assignment.

(f) The purchase rights set forth in this Section 2 shall terminate upon the first to occur of either (i) the TCV Holders and their Affiliates no longer beneficially own at least fifty percent (50%) of the number of Investor Shares acquired by the TCV Holders pursuant to the Purchase Agreement or (ii) the TCV Holders and their Affiliates no longer beneficially own at least three percent (3%) of the outstanding Common Stock at the time of determination. Additionally, the purchase rights set forth in this Section 2 shall not be exercisable by any TCV Holder or its Affiliates to the extent such exercise and the corresponding purchase of the applicable New Securities by any TCV Holder or its Affiliates would result in the TCV Holders and their Restricted Affiliates (as defined in the Purchase Agreement), in the aggregate, having record or beneficial ownership of more than 24.99% of the Common Stock beneficially owned by all securityholders of the Company at the time of determination (excluding for purposes of this calculation any compensatory stock options and/or unvested restricted shares outstanding at the time of determination).

Section 3 Resale Shelf Registration.

(a) The Company shall use its best efforts to file no later than October 1, 2011 a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, including by way of an underwritten offering, block sale or other distribution plan designated by the Majority Holders, of all of the Registrable Securities (the “Resale Shelf Registration”) and shall use its best efforts to cause such Resale Shelf Registration to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event within forty-five (45) days after the filing of such Resale Shelf Registration with the Commission. Such Resale Shelf Registration shall be on Form S-3 or on another equivalent form providing for the registration of such Registrable Securities (a “Short-Form Registration Statement”). If the Company is not eligible to use a Short-Form Registration Statement by October 1, 2011, the Company shall, upon the request of the Majority Holders, use its best efforts to file as soon as practicable, and in no event later than November 15, 2011, or such longer period as agreed by the Majority Holders in their sole discretion, a Resale Shelf Registration on Form S-1 or another equivalent form (a “Long-Form Registration Statement”) providing for the registration of such Registrable Securities from time to time by the Holders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, and shall use its best efforts to cause such Long-Form Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event within forty-five (45) days after the filing of such Long-Form Registration Statement with the Commission. If the Resale Shelf Registration (or any Subsequent Shelf Registration Statement (as defined below)) is made on a Long-Form Registration Statement and the Company becomes eligible to use a Short-Form Registration Statement, the Company shall have the option, but not the obligation, subject to the prior written consent of the Majority Holders (which consent shall not be unreasonably withheld or delayed), to convert such Long-Form Registration Statement to a Short-Form Registration Statement. In the event the Company chooses to exercise such option, the Company shall promptly inform the Holders that the Company is eligible to use a Short-Form Registration Statement and notify the Holders that the Company has elected to effectuate such a conversion, subject to the prior written consent of the Majority Holders (which consent shall not be unreasonably withheld or delayed). Upon receipt of such consent from the Majority Holders, the Company shall use its best efforts to effectuate such conversion without undue delay.

(b) Once declared effective, the Company shall, subject to Section 3(h), use its reasonable best efforts to cause the Resale Shelf Registration to be continuously effective until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(c) If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to (i) promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall use its reasonable best efforts to, within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or (ii) at the option of the Company, promptly file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (x) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is ninety (90) days after such Subsequent Shelf Registration is filed and (y) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders.

(d) The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Majority Holders then covered by such Shelf Registration.

(e) If a Person becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”), and in any event within fifteen (15) days after such date:

(i) if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration and any necessary supplement or amendment to any document incorporated therein by reference and file any other required document with the Commission so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that if a post-effective amendment is required by the rules and regulations of the Commission in order to permit resales by such Holder, the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any sixty (60) day period;

(ii) if, pursuant to Section 3(e)(i), the Company shall have filed a post-effective amendment to the Shelf Registration, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is sixty (60) days after the date such post-effective amendment is required by this Section 3(e) to be filed; and

(iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to clause (i) above.

(f) The Majority Holders may on one (1) occasion after the Resale Shelf Registration becomes effective deliver a written notice to the Company (the “Underwritten Take-Down Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration is intended to be conducted through an underwritten offering (the “Underwritten Take-Down”). In the event of an Underwritten Take-Down:

(i) The Majority Holders shall have the right to select the managing underwriter or underwriters to administer the offering; provided, however, that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

(ii) A sale of Registrable Securities pursuant to the Resale Shelf Registration shall not count as the one (1) permitted Underwritten Take-Down until the sale has been completed and unless Holders are able to sell at least eighty percent (80%) of the Registrable Securities requested to be included and so initially included in such Underwritten Take-Down (calculated exclusive of any overallotment option of the underwriters thereof).

(iii) Each Holder of Registrable Securities to be included in such Underwritten Take-Down and the Company shall enter into an underwriting agreement in such customary form as shall have been negotiated and agreed to by the Company and the Majority Holders with the underwriter or underwriters selected for such underwriting.

(iv) Notwithstanding any other provision of this Section 3(f), if the managing underwriter or underwriters of a proposed Underwritten Take-Down advises the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such Underwritten Take-Down exceeds the number which can be sold in such Underwritten Take-Down in light of market conditions, the Registrable Securities included in such Underwritten Take-Down shall be allocated among the Holders, up to the total number of Registrable Securities the Holders have indicated in the Underwritten Take-Down Notice will be included in the Underwritten Take-Down, on a pro rata basis based on the number of Registrable Securities owned by each such Holder at the time of such determination. To facilitate the allocation of shares in accordance with the above provisions, the Company or the managing underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters; provided, however, that if a Holder so withdraws, and the Holder’s Registrable Securities so withdrawn would have enabled Holders to sell at least eighty percent (80%) of the Registrable Securities initially requested to be included in such Underwritten Take-Down (calculated exclusive of any overallotment option of the underwriters thereof), the Holders participating in such Underwritten Take-Down shall reimburse the Company for all fees and expenses incurred by the Company in connection with any “ road show” therewith.

(g) In the event any Holder requests to participate in a Shelf Registration pursuant to this Section 3 in connection with a distribution of Registrable Securities to its partners or members, the Shelf Registration shall in the event such distribution and subsequent resale is permitted by applicable law provide for resale by such partners or members, if requested by such Holder.

(h) Notwithstanding any other provision of this Section 3, if the Board of Directors of the Company has determined in good faith that (i) the disclosure necessary for continued use of the prospectus and registration statement by the Holders would be materially detrimental to the Company or (ii) upon receipt of an Underwritten Take-Down Notice, effectuating an Underwritten Take-Down would be materially detrimental to the Company’s immediate capital raising initiatives as of such date, the Company shall have the right to suspend the use of the prospectus and the registration statement covering any Registrable Security or delay the effect of such Underwritten Take-Down, respectively, for such period of time as its use would be materially detrimental to the Company or its immediate capital raising initiatives as of such time, as applicable, by delivering written notice of such suspension to all Holders listed on the Company’s records; provided, however, that in any 12-month period the Company may exercise the right to such suspension not more than once and for not more than an aggregate of ninety (90) days, other than routine blackout periods imposed on the Company’s directors and officers at the end of calendar quarters; provided, further, that if such suspension occurs after the receipt of an Underwritten Take-Down Notice, the Majority Holders shall be entitled to withdraw their request for an Underwritten Take-Down and, if such request is withdrawn, such registration shall not count as the one (1) permitted Underwritten Take-Down hereunder and the Company shall pay all Registration Expenses in connection with such requested Underwritten Take-Down reasonably incurred prior to the date of notice of suspension under this Section 3(h). From and after the date of a notice of suspension under this Section 3(h), each Holder agrees not to use the prospectus or registration statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the ninetieth (90th) day of suspension within any twelve (12) month period.

Section 4 Company Registration.

(a) Notice of Registration. So long as there are Registrable Securities outstanding, if at any time or from time to time the Company shall determine to file a registration statement for an underwritten public offering of its equity securities, whether a primary offering or on behalf of holders of the Company’s equity securities, or to do an underwriten takedown from an effective registration statement pursuant to which the resale of the Registrable Securities has been registered (for the avoidance of doubt, the following will not apply to any registration statement filed on a Form S-4, Form S-8 or any successor forms), the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) subject to Section 4(b) below, include in such registration and underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within ten (10) days after receipt of such written notice from the Company by any Holder.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the underwriters (such underwriting agreement to be in the form negotiated by the Company or such stockholders, as the case may be). Notwithstanding any other provision of this Section 4, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders have exercised their piggyback registration rights advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such offering and all other securities proposed to be sold in such offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated as follows: (i) first, (x) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration and (y) in the event such offering was initiated by the holders of Company securities (other than the Holders) who as of the date of this Agreement have a contractual right to demand registration of such securities by the Company, up to the total number of securities that such holders of such securities have requested to be included in such offering, (ii) second, and only if all the securities referred to in clause (i) have been included, up to the total number of securities that the Holders and other holders of securities that have existing contractual rights to be included in such registration have requested to be included in such offering (pro rata based upon the number of securities that each of them shall have requested to be included in such offering) and (iii) third, and only if all the securities referred to in clause (ii) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect. To facilitate the allocation of shares in accordance with the above provisions, the Company or the managing underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Section 4, as the case may be, shall have the right to have any registration initiated by it or them under this Section 4 terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

Section 5 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to its securities that would prohibit the performance of the rights granted to the Holders herein, without the consent of the Majority Holders.

Section 6 Expenses of Registration. Subject to the proviso to the penultimate sentence of Section 3(f)(iv), all Registration Expenses incurred in connection with any registration pursuant to Section 3 and Section 4 shall be borne by the Company whether or not any registration statement is filed or becomes effective. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

Section 7 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 3 and Section 4, the Company will keep each Holder participating in such registration reasonably informed as to the status thereof and, at its expense, the Company will:

(a) prepare and file with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(c) furnish to the Holders participating in such registration and to their legal counsel copies of the registration statement proposed to be filed, and provide such Holders and their legal counsel the reasonable opportunity to review and comment on such registration statement;

(d) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities, provided, however, that the availability of such documentation (other than a preliminary prospectus or final prospectus in connection with an Underwritten Take-Down) on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system or such successor system (“EDGAR”) shall satisfy such delivery requirement hereunder;

(e) use reasonable best efforts to notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3(h), at the request of any such Holder, prepare promptly and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, provided, however, that the availability of such supplement to or an amendment of such prospectus on EDGAR shall satisfy such delivery requirement hereunder;

(f) use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g) make available for inspection by any Holder participating in such registration, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by any such Holder or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers and directors to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such Holder or underwriter shall agree to hold in confidence and trust all information so provided pursuant to a confidentiality agreement in form and substance customary under the circumstances;

(h) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement in accordance with the applicable provisions of this Agreement and participate and cooperate with the underwriters in connection with any road show or marketing activities customary for an underwritten public offering; and

(i) use reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) a customary opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

Section 8 Indemnification.

(a) The Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable blue sky laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners and members, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable blue sky laws is being effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 8(b) payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act; provided, however, that the availability of such corrected final or amended prospectus on EDGAR shall be deemed to have satisfied such delivery obligation with respect to the Company.

(c) Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 8, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 8 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 8 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

(d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Section 8(e), the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). In no event shall any Holder’s contribution obligation under this Section 8(d) exceed the amount of the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration.

(e) No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 9 Information by Holders, Etc. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Section 3 and Section 4 are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their respective Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such applicable laws, will, and will cause their respective Affiliates to, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (iii) cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree, provided, however, that the Company shall have provided such Holder or Holders with an adequate number of copies thereof; and

(c) on receipt of written notice from the Company of the happening of any of the events specified in Section 3(h) or that requires the suspension by such Holder or Holders and their respective Affiliates of the distribution of any of the Registrable Securities owned by such Holder or Holders, then such Holders shall, and they shall cause their respective Affiliates to, cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) so long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports of the Company filed pursuant to the requirements of Section 13 or 15(d) of the Exchange Act a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; provided, however, the availability of any such reports on EDGAR shall satisfy the Company’s requirement to furnish such reports hereunder.

Section 11 Transfer of Registration Rights. The rights to cause the Company to register securities granted to a Holder under this Agreement may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by such party; provided, however, that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) prior written notice of such assignment is given to the Company, (c) such transferee or assignee (i) acquires from such Holder at least 100,000 Registrable Securities (as adjusted for any stock dividends paid in Registrable Securities, and combinations, stock splits, recapitalizations and the like each with respect to shares of Registrable Securities), (ii) is an Affiliate of such Holder, (iii) is a general or limited partner or member of such Holder, (iv) is a member of a limited liability company that is a general or limited partner or member of such Holder, (v) is a retired partner of any of the foregoing, or (vi) is a spouse, ancestor, lineal descendant or sibling of any of the foregoing who acquires Registrable Securities by gift, will or intestate succession, and (d) such transferee or assignee agrees in writing to be bound by, and subject to, this Agreement as a Holder pursuant to a written instrument in form and substance reasonably acceptable to the Company. All shares or Registrable Securities transferred by affiliated Persons, shall be aggregated together for purposes of determining the availability of any rights in this Section 11.

Section 12 Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Section 3 and Section 4 shall terminate with respect to such Holder upon the date upon which all of such Holder’s shares are no longer Registrable Securities.

Section 13 Securities Law Legend.

(a) Each certificate representing the Investor Shares (unless otherwise permitted by the provisions of Section 13(b) below) shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

(b) Each Holder shall comply in all respects with the provisions of this Section 13(b). Prior to any proposed Transfer of any Restricted Securities, unless a registration statement is in effect under the Securities Act covering the proposed Transfer, a Holder shall give written notice to the Company of such Holder’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied by either (i) an opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed Transfer of the Restricted Securities may be effected without registration under the Securities Act, (ii) a “no action” letter from the Commission to the effect that the Transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto or (iii) such other evidence reasonably satisfactory to counsel to the Company that such Transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon such Investor shall be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by such Investor to the Company. Notwithstanding the foregoing, the Company will not require such a notice or legal opinion or “no action” letter or such other evidence (x) in any transaction in compliance with Rule 144, (y) in any transaction in which a Holder that is a corporation distributes Restricted Securities solely to its majority owned subsidiaries or Affiliates for no consideration or (z) in any transaction in which a Holder that is a partnership or limited liability company distributes Restricted Securities solely to its Affiliates (including affiliated fund partnerships), or partners or members of such Holder or its Affiliates for no consideration (it being understood that a Holder may be required to satisfy certain requirements of the Company’s transfer agent in order to effect such a Transfer pursuant to the foregoing clauses (x), (y) and (z)). Each certificate evidencing the Restricted Securities transferred shall bear the restrictive legend set forth in Section 13(a) above, except that such certificate shall not bear the restrictive legend if such legend is not required in order to establish compliance with any provisions of the Securities Act. Upon the request of a Holder of a certificate bearing such restrictive legend and, if necessary, the appropriate evidence as required by clause (i), (ii) or (iii) of the third sentence of this Section 13(b), the Company shall remove such restrictive legend from such certificate and from the certificate to be issued to the applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act.

Section 14 Miscellaneous.

14.1. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service (including electronic mail) shall be considered original executed counterparts for purposes of this Section 14.1, provided that receipt of copies of such counterparts is confirmed.

14.2. Governing Law; Waiver of Jury Trial.

(a) This Agreement and any disputes arising hereunder or controversies related hereto shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of New York that apply to contracts made and performed entirely within such state. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

14.3. Entire Agreement; No Third Party Beneficiary. This Agreement, the Purchase Agreement and the Related Agreements (as defined in the Purchase Agreement) contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement, including the term sheet dated March 16, 2011 between the Company, TCV VII and TCV VII (A), are merged in and are superseded and canceled by, this Agreement, the Purchase Agreement and the Related Agreements. Except as provided in Section 8, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

14.4. Expenses. Except as provided in Section 6, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.

14.5. Notices. All notices and other communications hereunder will be in writing and given by (a) personal delivery, (b) certified or registered mail, return receipt requested, (c) nationally recognized overnight delivery service, such as Federal Express, (d) facsimile, with confirmation of transmission by the transmitting equipment, or (e) electronic mail, provided the relevant computer record indicates a full and successful transmission, in each case to the party to whom it is given at such party’s physical address, facsimile number or electronic mail address set forth below or such other physical address, facsimile number or electronic mail address as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or electronic mail transmission, on the next business day when sent by overnight delivery services or five (5) days after the date so mailed if by certified or registered mail.

If to the Company, to:

K12 Inc.
2300 Corporate Park Drive
Herndon, VA 20171
Attention: General Counsel
Fax No.: (703) 483-7496
Email: hpolsky@k12.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
555 Eleventh Street, N.W.
Suite 1000
Washington, DC 20004
Attention: William P. O’Neill
Fax No.: (202) 637-2201
Email: william.o’neill@lw.com

If to the Investors, to:

Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Attention: Carla S. Newell; Frederic D. Fenton
Fax No.: (650) 614-8222
Email: cnewell@tcv.com; rfenton@tcv.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attention: Stephen L. Ritchie, P.C.
Fax No.: (312) 862-2200
Email: stephen.ritchie@kirkland.com

14.6. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

14.7. Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

14.8. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Majority Holders at the time of such amendment. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

14.9. Interpretation; Absence of Presumption.

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b) With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.

14.10. Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

14.11. Rights of Holders. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

[Signature pages follow]

The parties have caused this Investor Rights Agreement to be executed as of the date first above written.

COMPANY:

K12 INC.

By: /s/ Ronald J. Packard
Name: Ronald J. Packard
Title: Chief Executive Officer

INVESTORS:

TCV VII, L.P.

By: Technology Crossover Management VII, L.P.
Its: General Partner

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By: /s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Authorized Signatory

TCV VII (A), L.P.

By: Technology Crossover Management VII, L.P.
Its: General Partner
By: Technology Crossover Management VII, Ltd.
Its: General Partner

By: /s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Authorized Signatory

TCV MEMBER FUND, L.P.

By: Technology Crossover Management VII, Ltd.
Its: General Partner

By: /s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Authorized Signatory